UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Vesting of 2008 Restricted Stock Unit Awards

Effective February 15, 2009, certain executive officers of the Company vested in certain restricted stock units previously granted to them in 2008. On January 23, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) approved aggregate awards of 95,000 restricted stock units to the following executive officers pursuant to the Company’s Amended and Restated 2002 Stock Incentive Plan: John L. Higgins: 40,000 restricted stock units; Dr. Martin D. Meglasson, 15,000 restricted stock units; and Charles S. Berkman, Syed Kazmi, John P. Sharp and Dr. Zofia E. Dziewanowska, 10,000 restricted stock units each.

The vesting of each award was contingent upon the achievement during 2008 of certain corporate goals. On January 23, 2009, the Compensation Committee determined that the goals set forth in their restricted stock unit awards were partially achieved, so that, effective February 15, 2009, each executive officer shall be vested in seventy percent (70%) of the foregoing restricted stock units granted to him or her on January 23, 2008. Accordingly, effective February 15, 2009, the aforementioned restricted stock units granted to the executive officers vested as follows: John L. Higgins: 28,000 restricted stock units; Dr. Martin D. Meglasson, 10,500 restricted stock units; and Charles S. Berkman, Syed Kazmi, John P. Sharp and Dr. Zofia E. Dziewanowska, 7,000 restricted stock units each.

Executive Equity Awards

Effective February 15, 2009, certain executive officers of the Company vested in certain stock options and restricted stock units previously granted to them in 2009. On January 23, 2009, the Compensation Committee granted, effective on the third day following the Company’s public release of its 2008 financial results, which occurred on February 12, 2009, awards consisting of options to purchase shares of common stock of the Company and restricted stock units to executive officers of the Company pursuant to the Company’s Amended and Restated 2002 Stock Incentive Plan in the amounts set forth in the following table:

				Goal Achievement Bonus Equity Awards (3)
	Stock Options (1)	Restricted Stock Units (2)	Total Units	Stock Options	Restricted Stock Units
John L. Higgins	390,000	75,000	465,000	40,000	40,000
Dr. Martin D. Meglasson	106,000	20,000	126,000	15,000	15,000
John P. Sharp	100,000	18,000	118,000	10,000	10,000
Charles S. Berkman	100,000	18,000	118,000	10,000	10,000
Syed Kazmi	100,000	18,000	118,000	10,000	10,000

Total	796,000	149,000	945,000	85,000	85,000

(1)	Stock option vesting is over 4 years, with 12.5% of the total number of shares subject to the option vesting on the date that is six months after the date of grant and the remaining shares subject to the option vesting in 42 equal monthly installments thereafter, subject to the recipient’s continued status as an employee, director or consultant to the Company or its subsidiaries on each such date.

(2)	Restricted stock units vest over 3 years, in three equal annual installments on February 15, 2010, February 15, 2011, and February 15, 2012, subject to the recipient’s continued status as an employee, director or consultant to the Company or its subsidiaries on each such date.

(3)	Goal-achievement bonus equity awards vest only if specific corporate goals are achieved on or before 12/31/09.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: February 20, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary